 EX‑34.12

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          Accountants& Consultants

Report of Independent Registered Public Accounting Firm

Senior Management

Rialto Capital Advisors, LLC

We have examined Management's Assertion, included in the accompanying Management's Assertion on Compliance with Applicable Regulation AB Servicing Criteria ("Management Assertion"), that Rialto Capital Advisors,  LLC ("Rialto"), complied  with  the  servicing criteria set forth in Item 1122(d) of the Securities and Exchange Commission's  (SEC) Regulation  AB with respect to the commercial mortgage loan platform ("Regulation AB Platform'')  as defined in the Management Assertion related to the below-named Commercial Mortgage-Asset Backed Securities Transactions, except for any instances  of material  non-compliance  described therein, as of December 31, 2015, and for the reporting period of January 1, 2015, to December 31, 2015, or the applicable shorter period there within, excluding criteria 1122  (d)(l)(iii), (d)(3)(ii), (d)(3)(iii), (d)(3)(iv), (d)(4)(iv), (d)(4)(v), (d)(4)(ix), (d)(4)(x) (d)(4)(xi), (d)(4)(xii), (d)(4)(xiii), (d)(4)(xiv), and (d)(4)(xv), which management has determined are not applicable to the activities performed by Rialto with respect to the platform.

Pooling and Servicing Agreements	Applicable Certification Period
WFRBS 2012-C8	January 1, 2015, to December 31, 2015
FDIC 2012-Cl	January 1, 2015, to December 31, 2015
WFCM 2012-LC5	January 1, 2015, to December 31, 2015
UBS-Barclays 2012-C3	January 1, 2015, to December 31, 2015
UBS-Barclays 2012-C4	January 1, 2015, to December 31, 2015
GSMS 2012-GCJ9	January 1, 2015, to December 31, 2015
JPMCC 2012-LC9	January 1, 2015, to December 31, 2015
COMM 2013-LC6	January 1, 2015, to December 31, 2015
WFRBS 2013-C12	January 1, 2015, to December 31, 2015
UBS-Barclays 2013-C6	January 1, 2015, to December 31, 2015
GSMS 2013-GCJ12	January 1, 2015, to December 31, 2015
WFRBS 2013-C14	January 1, 2015, to December 31, 2015
WFRBS 2011-C5	January 1, 2015, to December 31, 2015
WFCM 2013-LC12	January 1, 2015, to December 31, 2015
WFRBS 2011-C2	January 1, 2015, to December 31, 2015
WFRBS 2011-C3	January 1, 2015, to December 31, 2015
WFRBS 2011-C4	January 1, 2015, to December 31, 2015
UBS-Citigroup 2011-Cl	January 1, 2015, to December 31, 2015
UBS 2012-Cl	January 1, 2015, to December 31, 2015
WFRBS 2012-C6	January 1, 2015, to December 31, 2015
GSMS 2011-GC3	January 1, 2015, to December 31, 2015
COMM 2013-LC13	January 1, 2015, to December 31, 2015
WFRBS 2013-C16	January 1, 2015, to December 31, 2015
GSMS 2013-GCJ16	January 1, 2015, to December 31, 2015
WFRBS 2013-C17	January 1, 2015, to December 31, 2015
GSMS 2012-GC6	January 1, 2015, to December 31, 2015
MSBAM 2013-C13	January 1, 2015, to December 31, 2015
COMM 2014-CCRE14	January 1, 2015, to December 31, 2015
MSBAM 2014-C14	January 1, 2015, to December 31, 2015
WFRBS 2014-LC14	January 1, 2015, to December 31, 2015
COMM 2014-LC15	January 1, 2015, to December 31, 2015
WFRBS 2014-C20	January 1, 2015, to December 31, 2015
COMM 2014-CCRE18	January 1, 2015, to December 31, 2015
CGCMT 2014-GC23	January 1, 2015, to December 31, 2015
MSBAM 2014-C17	January 1, 2015, to December 31, 2015
COMM 2014-UBS5	January 1, 2015, to December 31, 2015
MSBAM 2014-C18	January 1, 2015, to December 31, 2015
COMM 2012-CCRE4	January 1, 2015, to December 31, 2015
COMM 2012-LC4	January 1, 2015, to December 31, 2015
WFRBS 2014-C24	January 1, 2015, to December 31, 2015
JPMBB 2014-C25	January 1, 2015, to December 31, 2015
LCCM 2014-909	January 1, 2015, to December 31, 2015
MLMI 1998-C3	January 1, 2015, to December 31, 2015
Carefree Portfolio Trust 2014-CARE MZ A	January 1, 2015, to December 31, 2015
WFCM 2014-LC18	January 1, 2015, to December 31, 2015
COMM 2015-DCl	March 4, 2015, to December 31, 2015
GSMS 2015-GC28	February 27, 2015, to December 31, 2015
WFCM 2015-C27	March 12, 2015, to December 31, 2015
WFCM 2015-LC20	March 31, 2015, to December 31, 2015
WFCM 2015-NXSl	April 29, 2015, to December 31, 2015
CSAIL 2015-C2	May 20, 2015, to December 31, 2015
CGCMT 2015-GC27*	July 1, 2015, to December 31, 2015
WFCM 2015-NXS2	July 14, 2015, to December 31, 2015
COMM 2015-PCl	July 14, 2015, to December 31, 2015
CSAIL 2015-C3	August 18, 2015, to December 31, 2015
WFCM 2015-SGl	August 27, 2015, to December 31, 2015
WFCM 2015-LC22	September 29, 2015, to December 31, 2015
COMM 2015-CCRE27	October 29, 2015, to December 31, 2015
WFCM 2015-NXS4	December 9, 2015, to December 31, 2015
MSCI 2015-UBS8	December 15, 2015, to December 31, 2015

*As special servicer solely for the Boca Hamptons Plaza Portfolio Loan Combination.

Management is responsible for Rialto’s compliance with the servicing criteria.  Our responsibility is to express an opinion on Management's Assertion about Rialto’s compliance with the relevant servicing criteria based on our examination.

Our examination was conducted in accordance with standards of the Public Company Accounting Oversight Board (PCAOB) (United States) and, accordingly, included examining on a test basis, evidence about Rialto's compliance with the servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included a selection of samples of transactions and compliance activities related to the platform during the examination period and determining whether Rialto processed those transactions and performed those activities in compliance with the relevant servicing criteria. Our testing of selected transactions and compliance activities was limited to calculations, reports, and activities performed by Rialto during the period covered by this report. Our procedures did not include determining whether errors may have occurred prior to our tests that may have affected the balances or amounts calculated or reported by Rialto during the period covered by this report for the selected transactions or any other transaction. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on Rialto's compliance with the servicing criteria.

In our opinion, Management's Assertion that Rialto complied with the relevant servicing criteria related to the aforementioned Commercial Mortgage-Asset Backed Securities Transactions, backed by the mortgage collateral pledged under such Commercial Mortgage-Asset Backed Securities Transactions, as of December 31, 2015, and the aforementioned reporting period then ended, is fairly stated, in all material respects.

/s / NDB Accountants & Consultants, LLP

Atlanta, Georgia.

March 15, 2016.

NDB, A PCAOB Registered CPA Firm